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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the first amendment of the Annual Report of Accredo Health, Incorporated (the "Company") on Form 10-K/A for the fiscal year ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David D. Stevens, President and Chief Executive Officer of the Company, certify, to my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of the dates and for the periods expressed in the Report.

/s/ David D. Stevens

David D. Stevens

President and Chief Executive Officer

June 28, 2005

Note: This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.